UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☒	Soliciting Material under §240.14a-12

NortonLifeLock Inc.

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EXPLANATORY NOTE

This Schedule 14A filing relates to the proposed combination of Avast PLC, a company incorporated in England and Wales (“Avast”) with NortonLifeLock Inc., a Delaware corporation (“NortonLifeLock,” “Norton” or the “Company”) in the form of a recommended offer by Nitro Bidco Limited (“Bidco”), a company incorporated in England and Wales and a wholly-owned subsidiary of the Company, for the entire issued and to be issued ordinary share capital of Avast (the “Merger”).

The following communications were distributed by the Company, or Avast, as applicable, on August 10, 2021 and are filed herewith:

•	Email to employees of the Company
•	Analyst call transcript

•	Email to employees of Avast

NortonLifeLock All-Employee Email

Message:

Team,

When we became a standalone consumer Cyber Safety company, we set out to transform the company for growth. We worked to improve the customer experience, scale our Cyber Safety platform, and accelerate the pace of our innovation from core security to trust-based digital solutions. We also sought to popularize Cyber Safety and increase our international relevance. Our strategy is working and we are executing on our “triple double” to double customers, double-digit growth, and double EPS.

This is just the beginning.

Today, we reached an agreement to merge with Avast, a global leader of digital security and privacy headquartered in Prague, Czech Republic.

As we shared during the Employee Roadshow and our 2021 Investor Day, M&A is a lever to accelerate the pace of our transformation. There are several strategic and financial benefits to merging with Avast. The proposed merger:

●	Accelerates our transformation of consumer Cyber Safety with over 500 million users;

●	Combines Avast’s strength in privacy and NortonLifeLock’s strength in identity, creating a broad and complementary product portfolio, beyond core security and towards adjacent trust-based solutions;

●	Strengthens geographic diversification and expands into the SOHO / VSB segments;

●	Brings together two strong and highly experienced consumer-focused teams.

I am confident that once the deal closes, employees from both companies will benefit from being part of an industry leader with greater scale and increased resources for innovation and growth. This means even more personal and professional opportunities for you to grow your careers, develop new skills and strengthen our relationships with our customers and partners.

As you know, bringing companies together creates overlaps in processes, infrastructure, technology and jobs. It’s important to keep in mind that it will be business as usual until after the transaction closes, expected in mid-Calendar Year 2022. Mark Giles will lead integration planning. In this initial phase, we will work on the integration plan for both companies using a thoughtful and phased approach. Until the transaction closes, NortonLifeLock and Avast will continue to operate as separate companies.

To that end, the U.S. Securities and Exchange Commission and UK regulators have very strict rules about employees communicating about a potential merger. You should not discuss or respond to discussions on social media or otherwise or engage with Avast. If you are contacted by the media, please direct them to Spring Harris at Spring.Harris@NortonLifeLock.com or Press@NortonLifeLock.com.

I know you will have additional questions about this news. Avast’s CEO Ondřej Vlček and I recorded an overview video, which you can access at the link below my signature. Additionally, you can view the formal announcement relating to the transaction on the Investor Relations website and register to attend today’s 2 p.m. PT investor call where we’ll share additional details on the agreement. We will also be hosting two All Hands meetings.

Thank you all for your continued dedication.

Vincent

Link to Video: https://nsight.nortonlifelock.com/video/19874/a-message-from-vincent-and-ondrej

Forward-Looking Statements

This communication (including information incorporated herein by reference) contains certain forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “aim”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects, (ii) business and management strategies and the expansion and growth of the operations of the Company or Avast, and (iii) the effects of government regulation on the business of the Company or Avast. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such factors include the possibility that the Merger will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Merger (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the enlarged group to realize successfully any anticipated synergy benefits when (and if) the Merger is implemented, the inability of the enlarged group to integrate successfully the Company’s and Avast’s operations when (and if) the Merger is implemented and the enlarged group incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Merger when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of the Company’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this communication.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Schedule 14A. All subsequent oral or written forward-looking statements attributable to the Company, Avast or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. The Company does not assume any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

No Offer or Solicitation

The information contained in this communication is for information purposes only and not intended to and does not constitute, or form any part of, an offer to sell or the solicitation of an offer to subscribe for an invitation to subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance, subscription or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this Schedule 14A is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the Merger are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The Merger will be made solely by means of the scheme document to be published by Avast in due course, or (if applicable) pursuant to an offer document to be published by the Company, which (as applicable) would contain the full terms and conditions of the Merger. Any decision in respect of, or other response to, the Merger, should be made only on the basis of the information contained in such document(s). As explained below, if the Company ultimately seeks to implement the Merger by way of a takeover offer, that offer will be made in compliance with applicable US laws and regulations.

Important additional information will be filed with the SEC

In connection with the Merger, the Company is expected to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”). BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT AND/OR OFFER DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Company’s shareholders and investors will be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document, and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Company shareholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document, and other relevant documents (when available) by directing a written request to the Company, 60 E. Rio Salado Parkway Suite 1000, Tempe, AZ 85281 (Attention: Investor Relations), or from the Company’s website at https://investor.nortonlifelock.com.

Participants in the solicitation

The Company and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the shareholders of the Company in respect of the Merger contemplated by the scheme document and/or offer document (as referred to above). Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the proposed Merger, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the scheme document or offer document (as applicable) when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2021 filed with the SEC.

Analyst Call Transcript

Date: August 10, 2021

Operator

Good afternoon, everyone. Thank you for standing by. My name is Alex, and I’ll be your conference operator today. I would like to welcome everyone to the call announcing the combination of NortonLifeLock and Avast. Today’s call is being recorded and all lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session.

At this time, for opening remarks, I would like to pass the call over to Ms. Mary Lai, Head of Investor Relations. Miss, you may begin.

Mary Lai
Vice President of Investor Relations, NortonLifeLock, Inc.

Thank you, Alex, and good afternoon, everyone. Thank you for joining us today. Earlier today, we announced the merger of NortonLifeLock and Avast. The details include the Rule 2.7 announcement, press release and investor slides. All can be found on the IR website at investor.nortonlifelock.com. As a reminder, there will be a replay of this call posted on the IR website.

Joining me today to discuss the merger are Vincent Pilette, NortonLifeLock’s CEO; Natalie Derse, NortonLifeLock’s CFO; and Ondřej Vlček, Avast’s CEO.

Before I pass it to Vincent, I would like to remind everyone that the information we share today will be limited to what has already been disclosed in the Rule 2.7 announcement and summarized in the investor deck we posted on our IR website.

In addition, certain financial measures, such as operating margin, earnings per share and free cash flow are non-GAAP financial measures. A reconciliation of historical non-GAAP financial measures to U.S. GAAP financial measures is included in our recent quarterly earnings release, which is available on our IR website. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside of our control.

Today’s call contains certain forward-looking statements regarding, among other things, ours and Avast’s combined business, potential financial performance and operations as a combined company and the time frame and expected benefits of the proposed merger. Such forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from our current expectations. These statements are based on our current beliefs, assumptions and expectations and speak only as of the current date. For more information, please refer to the cautionary statement in the presentation and the risk factors in our filings with the SEC, in particular, the annual report on Form 10-K for the fiscal year ended April 2, 2021.

With that, now I will hand the call over to our CEO, Vincent.

Vincent Pilette
CEO & Director, NortonLifeLock, Inc.

Thank you, Mary. Welcome, and good afternoon, everyone. Thank you for joining us in such a short notice.

18 months ago, as I became the CEO of NortonLifeLock, I had the opportunity to meet with Ondřej who also had just been named the CEO of Avast 6 months earlier. Over that breakfast, we talked a lot about the evolution of a typical person’s everyday life and how more and more that life was being touched by or replaced by the digital world.

Today, most people’s lives are indistinguishable from their digital lives, and this is driving a critical need for cyber safety to transform. Cyber safety used to mean antivirus software on new devices. But today, it has evolved to become a platform to protect and manage your privacy and identity in addition to provide core security.

As Ondřej and I stayed connected and maintained regular conversations, it became very apparent that Avast and NortonLifeLock share a very similar vision and have both common values and complementary strengths. We started to envision the possibilities of combining our complementary strengths and the opportunity for us together to transform cyber safety for everyone.

Today, we took the first step of that new journey in pursuit of that common vision: to protect and empower people to live their digital lives safely, or what Ondřej calls empowering digital freedom for everyone.

Indeed, earlier today, NortonLifeLock and Avast reached an agreement on the terms of our recommended merger. This recommended transaction has an election feature, which provides Avast shareholders with the option to choose between a majority stock option or a majority cash option. We will let shareholders review the details of the offer in our filed documents. But our respective Boards believe that the merger has a compelling strategic and financial rationale, and they have unanimously approved and recommended this transaction. Actually, believing in this vision and the opportunity for us to achieve it together, Avast founders and directors have irrevocably agreed to support the transaction and take the majority stock option.

The combined company will have dual headquarters in Prague in the Czech Republic and Tempe in Arizona. We expect that the combined company will be renamed at a later stage, with the new name reflecting our combined vision, to empower digital freedom for everyone, as well as the company’s broad global prospects.

From a leadership and governance perspective, we both agree, Ondřej and I will take the roles of President and CEO, respectively. We agree on many things and have complementary backgrounds. Natalie will be our CFO. And finally, Pavel Baudiš, Avast’s Co-Founder, and Ondřej will join our board.

This merger has the potential to deliver substantial benefits to consumers, shareholders and other stakeholders. The combined company will have over 500 million users globally and approximately $3.5 billion in revenue. The scale and strength of the cyber safety platform will drive innovation and adoption of adjacent trust-based solutions.

Combining Avast’s strength in privacy and NortonLifeLock’s strength in identity, supported by our combined AI capabilities, will enable us to create a broad and complementary product portfolio beyond core security and towards adjacent trust-based solutions. Furthermore, the merger would broaden our geographic diversification and increase our presence in the SOHO and VSB segments.

Financially, the combination also unlocks significant value creation to approximately $280 million of annual gross cost synergies and will provide reinvestment capacity for innovation, partnerships and marketing to further accelerate our growth. The transaction will enhance the financial profile of the combined company through increased scale, long-term growth, synergies and strong free cash flow generation, supported by a resilient balance sheet.

As I mentioned, based on our last reported financials for both companies, we’ll have scaled the top line to approximately $3.5 billion of combined revenue. We will have created an operating lever of approximately 52% in blended operating margin, that is pre-synergies, delivering approximately $1.5 billion of annual free cash flow, also pre-synergies. We will have the opportunity to empower approximately 40 million combined direct customers with our complementary product portfolios and culture of innovation. Together with Avast, we will solidify our foundation to drive high single-digit top line growth with double-digit long-term potential.

One thing is for sure, people want to enjoy the advantages of a digital world without compromising their security, privacy and identity. And our sole mission is to bring that and more to everyone.

And with that, let me pass it to Ondřej to offer his views on our merger and the opportunity in front of us to transform cyber safety. Ondřej?

Ondřej Vlček
CEO & Director, Avast Software sro

Thank you, Vincent, and hello, everyone, and thank you for tuning in. It’s a privilege and total pleasure to be here side-by-side with NortonLifeLock today. And what a unique opportunity it is to combine our complementary strength to create a new, industry-leading, global consumer cyber safety business.

With this combination, I have no doubt that we have the right foundation to do just that. We’re going to make use of our established brands, our go-to-market reach and complementary strategies, our technical expertise and the innovation capabilities of our two companies. On top of that, it is exciting to bring together two strong and highly experienced consumer-focused management teams to tackle the increasing problem of cyber criminality. And the global strength of the company will also be supported by the expected dual headquarters in Prague and Tempe, Arizona.

Avast directors, including our two founders, have irrevocably agreed to support the transaction and go with the majority stock option. On the completion of the transaction, Avast shareholders are expected to own between approximately 14% and 26% of the combined company, depending on Avast shareholder elections.

Let me also say a few words about the underlying driver of the cyber safety segment to address all aspects of the cyber criminality problem. The increased dependence on technology, now further accelerated during the global pandemic, has fueled the increase of digital activities that people do online. At the same time, there is no question that the volume of cyber threats is increasing. Attacks are more complex and sophisticated than ever before, and new privacy and identity related challenges are emerging. We believe that we can tackle this dark problem with a differentiated approach and a technology-based solution.

From a product and technology perspective, this combination is really powerful. Out of the box, together, we’ll have greater scale in threat visibility, a geographically distributed cloud data platform and advanced AI-based automation and classification capabilities. And thanks to that and the incredible talent of our combined team, we will be able to offer a market-leading suite of solutions to millions of individuals and families globally.

I’m also energized to note that the combination provides us with the opportunity and responsibility to support over 500 million users, including approximately 40 million direct customers. This is well aligned with Avast’s vision to empower digital citizens. And together with NortonLifeLock, both companies are accelerating the shift toward a user-centric approach to protecting digital freedom for everyone.

Thank you for allowing me to share my thoughts around this merger, and I’ll now pass the call to Natalie.

Natalie Marie Derse
CFO, NortonLifeLock, Inc.

Thank you, Ondřej, and hello to everyone. As you’ve heard from both Vincent and Ondřej, there’s a compelling strategic rationale behind this combination.

First, let me talk to you about the cost synergies and revenue opportunities. We expect to unlock significant cost synergies of approximately $280 million in annual gross spend pretax, which represents approximately 15% to 20% of combined adjusted spend, including cost of sales and OpEx. As you can expect from us, we have thoroughly analyzed the overlaps and possibility to drive efficiencies. The run rate synergies are expected to be fully realized by the end of the second year following the completion of the merger.

We expect to realize approximately 60% of the run rate cost savings by the end of the first full year following completion of the merger and 100% by the end of the second full year following completion. Through these synergies, we expect to free up new investment capacity to deploy into innovation, partnerships and marketing initiatives to help accelerate long-term sustainable growth.

We have reaffirmed our long-term objective of $3 EPS previously presented during our Investor Day back in May this year. At the time, we intended that M&A would be an accelerator, and so we feel even more positive today about achieving that objective. And this deal will enable us to get there faster than we could otherwise.

We believe that the combination of NortonLifeLock and Avast solidifies the foundation for driving long-term double-digit revenue growth. As Vincent said earlier, the combined company is approximately $3.5 billion of revenue on an aggregated basis with approximately 52% in blended operating margin before any synergies. This acquisition is expected to generate double-digit EPS accretion within the first full year following completion.

Moving on to financing. The transaction is expected to be financed with cash and $5.35 billion of new permanent debt facilities comprised of a combination of Term Loan A and Term Loan B at a blended rate of approximately 2%. Other existing debt of NortonLifeLock with upcoming maturities will be refinanced prior to the closing of this transaction, and the revolving credit facility is expected to be upsized to $1.5 billion, but to be undrawn at close.

Now let me spend a few minutes specifically on capital allocation. Our capital allocation strategy is growth focused, leveraging the strong cash flow generation while retaining a resilient balance sheet and maximizing value to shareholders. The combined company will generate annual free cash flow of approximately $1.5 billion pre-synergies on an aggregated basis, which is expected to grow in line with the business. We plan to return 100% of free cash flow, excluding M&A, to shareholders over the long term.

In this context, we plan to deploy capital through regular dividends, share buybacks and tuck-in acquisitions while operating at about 2 to 3 times net leverage ratio. We intend to maintain the current NortonLifeLock quarterly dividend of $0.125 per share. At the same time, we are targeting a net leverage of 3.5 times post close.

To the extent that Avast shareholders elect the majority stock option, we intend, subject to market conditions and other capital requirements, to implement an incremental share buyback program over time following completion of the merger which, if implemented, would be up to approximately $3.5 billion to optimize our capital structure. Given the expected strong cash flow generation from our business, we plan to rapidly delever to operate at net leverage of approximately 2 to 3 times, which is in line with our long-term capital allocation strategy.

We look forward to building on this growth momentum with our scalable foundation. We’re excited about the tremendous opportunity ahead.

Thank you for your time today, and I will now turn the call back to the operator to take your questions. Operator?

Question and Answer

Operator

[Operator Instructions] We have our first question coming from the line of Hamza Fodderwala from Morgan Stanley.

Hamza Fodderwala
Morgan Stanley, Research Division

Hey, guys. Thank you for taking my question and congrats on the transaction announcement. Vincent, I’m curious if you could maybe give a little bit more detail on some of the top line synergies that you see coming from this transaction. Obviously, with Norton traditionally being sort of a more premium offering and sort of the more premium base of Avast, what are some of the opportunities you see there?

And then for my follow-up, for Ondřej, I’m just curious what made you ultimately decide to merge with Norton? And kind of what are the opportunities that you see for the combined asset as well?

Vincent Pilette
CEO & Director, NortonLifeLock, Inc.

Great. Thanks for your question. I’ll take this first one, and then Ondřej will answer the second one. And since you’re my first question, allow me to [ph] broad (17:36) it a little bit. Obviously, growth and top line and making cyber safety available to everyone is our #1 mission. And so it’s a very important question.

Before I answer the top line, let me be very clear for all investors. We are very disciplined operators. And Avast has the same reputation. So when we came together, we obviously had the same mindset in terms of operational discipline. We know that to make a merger of this size a success, we have to be very, very disciplined in our plan. We did base the business case, the base business case, on current momentum of the businesses, respective businesses, and then worked on the cost synergies. And you know we’ve identified about $280 million of cost synergies. That’s gross synergies. And we also said that we will reinvest a portion of those synergies. We did not base the base case and the financial transaction on revenue synergies, which we will go after as our number one objective but will be upside to our model.

From an overall perspective, on growth, it’s important to recognize that cyber safety is transforming. It’s not anymore your core security of your devices and, obviously, identity protection, digital identities’ protection, so it’s growing even one -- more than 1 per consumer. Privacy, privacy concerns, privacy solutions for consumers are very important. And our intent with this merger is to provide more value, more innovation to all consumers globally. So that’s our mission and our goal.

There will be more short-term cross-sell, upsell, providing value to consumers, and there will be long-term ones. In the short term, the obvious one. We, as you know, have the LifeLock brand and LifeLock solutions that’s very well recognized in the U.S. When we acquired Avira, we started to develop a more Norton identity international. Both LifeLock in the U.S. and Norton identity international have started to cross-sell in the Avira environment. We’re going to take these learnings now and provide that value to the consumers and the customers of Avast today.

The second one is privacy. And BreachGuard [indiscernible] (20:03) Avast has been focusing really about enabling consumers to control the data and manage their privacy, giving them tools for that. It was an important topic for us, but we are behind Avast’s portfolio from that respect. And so taking Avast’s technology and products and offering that to the Norton consumers will be very important, whether that is a stand-alone product or merging the products into what will become more and more a platform, a cybersecurity -- a cyber safety platform that consumers choose to opt in and in which we can provide more value.

Another, still in the short term and midterm range, is the gig economy where, in VSB segment, very small businesses, you have very much behaviors of consumer type, if you want. Avast is already focused on that segment. We can expand our overall now combined portfolio of security, identity and privacy in that segment, and we’ll go after that as well.

A fourth one would be by country. We saw a lot of complementarity in countries: France, Italy, other countries where Avast is very strong. We obviously have a strong foothold in Germany. In Latin America, Avast is very strong. We are not at all. And so able to reach out on a global basis to reach the maximum number of consumers is very important. So those are the midterm.

And then I’ll mention the long-term one that we’ll go after, and it’s really requiring incremental investment. We’re not ready to quantify those today. But as we develop our plan, get closer to close the transaction, we’re obviously going to refine those plans in 3 areas.

We can continue to expand partnerships, go after all different ways, B2B2C or direct, to reach a maximum number of customers. The second one is innovation. It’s obvious to you when you read Ondřej’s background, he’s very strong on technology and innovation. I’m more of a business operator. Together, we’re going to have a really rounded agenda of developing innovation, increasing the cadence of value creation for consumers. And the third one of long-term would be about, what I would call, marketing. We’ve seen already, early on when we acquired Avira, which was a smaller freemium solution mainly focused on that. We – the Germany [ph] set speaking (22:35), we applied some of the marketing capabilities, budget, analytics onto that freemium base, and so an increase in the conversion rates. And so we’re going to continue to identify areas where we can drive more freemium penetration and then, later on, more value by increasing the conversion rates. So those are the overall areas that, at this point in time, we have discussed between Ondřej and I.

And Ondřej, I’ll pass it to you for the second question.

Ondřej Vlček
CEO & Director, Avast Software sro

Well, thank you, Vincent. That was a really, really exhaustive answer you just gave us. The interesting thing is that, as we spoke, Vincent and I, it was interesting to see that we share a common vision. And really, the vision is about transforming this space, this entire space, where we see rapid changes, and rapid kind of changing opportunities ahead of us.

First of all, it would be the competitive landscape. Vincent spoke about cyber safety no longer being about antivirus and the competitive landscape. It’s now much, much broader in many regards. And we see real interesting innovations when it comes to security, privacy, identity coming from all directions, including the big tech. And making sure that our companies stay relevant and are successful in this ever-evolving space is one of the key things here.

Now the vision that we share and that we want to execute on is really interesting in that it does go beyond the existing solutions. And I’m sure we’ll get a chance to talk much more about that as we get closer to the actual closing of this deal. But what I can say is that what this deal does, and what we are all hopeful it will do, is a rapid acceleration on our journey to transforming this space together.

Operator

Your next question comes from the line of Saket Kalia from Barclays. Your line is now open.

Vincent Pilette
CEO & Director, NortonLifeLock, Inc.

Hey, Saket.

Saket Kalia
Barclays Bank PLC, Research Division

Hey, Vincent. Hey, Ondřej. Thanks for taking my questions here and congrats to both of your respective companies on this proposed merger.

Vincent Pilette
CEO & Director, NortonLifeLock, Inc.

Yeah. Thank you. And I’m sure you meant to say, hey, Natalie, too.

Saket Kalia
Barclays Bank PLC, Research Division

Absolutely. The whole team. No, absolutely. Vincent, maybe for you to start, clearly, the combined entity will be a leader in the space. But I’m curious, how do you think about this -- how do you think this potentially changes the competitive dynamic versus other competitors that focus in the space or other folks that have a presence in this space, like Microsoft? Any views on sort of the market after this, I think, very powerful combination? I’m curious how you folks think about that.

Vincent Pilette
CEO & Director, NortonLifeLock, Inc.

Yeah. No, absolutely. And I know you understand the space very well. But if you’re not very close to the space, many times, we get a misconstrued understanding around 8 antivirus and you have only 2 or 3 players. The reality is cyber security has started already to evolve a few years ago with the emergence of the digital lives. Obviously, it took an even stronger step function over the last two years. And with that, the intensity in the competitive environment, the innovation, the money flowing in, moving from a traditional AV into a core security, into identity protection, into privacy has been very dynamic. And I think this combination will offer a bigger, broader IP and R&D capabilities to go and create a more efficient cyber safety protection, well-rounded. We call it Norton 360. 360, an important number in that for all consumers. And I think we’ll be better equipped as we bring the strength of both companies here together to deliver more value to consumers.

As you know, Microsoft is really the leader in that antivirus functionality, I would call it, today, not a product anymore. And then you have a lot of innovative, small companies that bring new solutions. The importance of technology will be very important. And I know Ondřej has invested a lot in the AI capabilities. And I think technology innovation, coupled with our go-to-market and marketing capabilities, will be the way to compete in this much more dynamic market than people may perceive today.

Saket Kalia
Barclays Bank PLC, Research Division

That makes a ton of sense. Natalie, if I may, for you. Obviously, still a ton to do here between now and the close of the deal. And I think you touched on this a little bit during the prepared remarks, but I’d love to flesh it out a little bit. Can you just remind us how you think about sort of maximum leverage in the business and how big that maximum cash component might be here sort of given the range of scenarios? Does that make sense?

Natalie Marie Derse
CFO, NortonLifeLock, Inc.

Yes. Thanks for the question. We said it in the script, but just to reiterate or to flesh it out, to your point, we’re targeting our leverage at the time of close to be approximately 3.5 times. So of course, given the structure of the deal, the shareholders will still need to elect between the majority cash offer and the majority stock offer. If the majority of the shareholders elect the majority stock offer, then we’re going to move forward with a buyback. And so regardless of the mix, right, of course, we’ve looked at the bookends and then every mix in between, regardless of how that mix shakes out post election, we’re targeting that 3.5 times.

And then to your second question in terms of the max cash. So again, if you look at the bookends, and let’s just assume, if you did the math on the cash offer where it’s a 90% cash, 10% stock, excluding the founders, which we know are going to take the majority stock offer and just look at if everyone else took the cash offer, we’d be really using approximately $6 billion. But again, regardless of the bookends, we’re going to manage that mix to get back to about approximately 3.5 times.

Saket Kalia
Barclays Bank PLC, Research Division

Got it. Got it. If I could sneak in one other one here as well. Maybe relatedly, as we’re talking about leverage, Natalie, can you just maybe talk about sort of a delevering sort of framework as you think about those range of scenarios?

Natalie Marie Derse
CFO

Yes. Sure. I think you’ve heard us say a couple of times now that we stay committed to maintaining over the long-term in our capital allocation structure around 2 to 3 times. And the delevering that we’re talking about, honestly, from a NortonLifeLock perspective, you’re familiar with what strong cash flow generators we are. Avast is too. Combined, we’re going to generate approximately $1.5 billion. So if you just flush that through, that’s going to be the main driver, the main component of the delevering that we expect over the long term.

Saket Kalia
Barclays Bank PLC, Research Division

Got it. Very helpful. Congrats to everyone on this proposed deal.

Vincent Pilette
CEO & Director, NortonLifeLock, Inc.

Thanks, Saket.

Natalie Marie Derse
CFO, NortonLifeLock, Inc.

Thanks, Saket.

Operator

Next question is from the line of Michael Briest from UBS. Your line is now open.

Michael Briest
UBS Investment Bank, Research Division

Yes. Thank you. Good evening and congratulations from me as well. Clearly, a very exciting opportunity to be working pretty hard at. Two from me. I think investors are still mindful of market share. And so thinking about the U.S., in particular, you both have a big business there. It depends on how you size the market, I suppose, but do you see any risks or need for concessions there to get the deal through?

And then secondly, a separate one for Vincent and Ondřej. Vincent, you bought Avira 6 months, I guess, ago and your talks with Ondřej maybe started some time before that. So can you talk about the reasons of going ahead with that? What were the learnings possibly that made you feel confident to go ahead? And then Ondřej, obviously, you’ve lived and breathed the free-to-paid model for years now, and Norton has been the biggest competitor. What’s excited you? Obviously, your business was, I would say, sort of customers launching Avast One and your own sort of growth drivers. So why do you feel this combination now is so exciting? Thank you.

Vincent Pilette
CEO & Director, NortonLifeLock, Inc.

I’ll quickly get the first one out of the way, and then Ondřej will talk about his excitement about the combination, a super exciting note versus talking about the regulators. Look, we did a lot of work, we analyzed market share in every country, obviously, as part of this due diligence. We’re not going to speculate on the ARPU, but we’re very confident that one of the regulators have looked at this business and understand the way we look at it. And we just talked about it, the emergence of cyber safety as a platform and all of the incremental functionality, the cyber safety needs for consumer to be useful. They, too, will come to the conclusion that this deal is pro-competitive, will drive innovation and more value to consumers.

When it comes to Avira, we did look at Avira for a few different things. One, obviously, it was a little bit more international presence, understanding the freemium model, but also some of the AI and technology that they had with a more modular approach to this space. We really like the team that joined NortonLifeLock at that point in time. And many of them are leading within our business. And Travis, the CEO of Avira, is on my team and contributing tremendously. Frankly, the Avira experience that we went through on go-to-market integration, on testing in many different countries, whether freemium and premium can coexist, whether there would be cannibalization or not, can we use Norton on a freemium when Norton is known as a premium or do we use a separate brand. And we’re still running some of those tests, as you may have heard, in some of our calls. I don’t know if you followed all of them.

But we’ve seen a very strong result. And in those countries, when we coexist and run and invest our marketing capabilities on both lines, we’ve seen both lines actually growing. And so there are a set of customers that we always start with a freemium model and wants to have a basic cyber safety, and we’ll be here to provide it. But when it comes to incremental innovation and more values, explaining that value, explaining the reason to have it is also important. And there, the marketing capabilities of the Norton line was important, and we saw an increased conversion. So those proof points or early proof points, if you want, that this is the right move, only gives us more confidence and more comfort that combining Avast and Norton would be very powerful for the consumers.

And with that, I’ll pass it to you, Ondřej.

Ondřej Vlček
CEO & Director, Avast Software sro

Yes. Thank you. Michael, good to hear from you. Well, so what excited us? I already alluded to it in the presentation. First and foremost, we see this as a massive opportunity to accelerate the vision of transforming this space. We spoke about -- I mean the way we look at it is we’ve really only started scratching the surface on that transformation to people-centric safety and security with Avast running with Norton 360. These are great first steps, but there is so much more that can be done. [ Recall, the digital ] trust platform, and it is much broader than just the product that you see available today.

Now in order to execute that -- and executing this, I think, is going to be strategically important for a couple of reasons, including what we would say is an increasingly competitive backdrop where, again, especially the big tech, I think, is getting stronger in safety and security and being able to tackle that will require scale. So both building, capturing those opportunities around the digital trust platform but also being a very, very credible and capable competitor to big tech and to all the changes that are happening in the space would be the two things that, I think, are really important. And that gives me a lot of excitement.

I think the capacity, if I think about the combined balance sheet of this company, especially after we are done with realizing the synergies, clearly, the firepower that we’ll have to further accelerate transformation of the space is going to be very strong. And so that’s what myself as well as the Avast founders and the entire Board got really excited about. And that made us decide unanimously to vote for this transaction.

Michael Briest
UBS Investment Bank, Research Division

Thanks very much.

Operator

[Operator Instructions] Your next question comes from the line of Anand Date from HSBC. You may ask your question.

Vincent Pilette
CEO & Director, NortonLifeLock, Inc.

Anand, we can’t hear you.

Anand Dhananjay Date
HSBC, Research Division

Can you -- is that any better?

Vincent Pilette
CEO & Director, NortonLifeLock, Inc.

Yes. Perfect, much better. Yes.

Anand Dhananjay Date
HSBC, Research Division

Great. It’s a question for Ondřej, primarily, please. I’m trying to figure out how we split the value generation between Norton and Avast shareholders. So just in really simple terms and kind of trying to think about it, if we ignore revenue synergies for a moment, we can’t quantify time. If I certainly take the cost synergies of $280 million and capitalize them, let’s even say at 10 times, that’s a big chunk of the implied EV of the terms. So I’m just wondering whether you could give us a bit of color on how you actually got to those merger terms and sort of splitting the value, please?

Ondřej Vlček
CEO & Director, Avast Software sro

Look, the merger terms, as you have seen, are structured in a way that shareholders actually get to choose whether to go with cash or majority cash option and majority stock option. And we see that as kind of really capturing both of both types of our shareholders: those who are interested in returns in the short term are welcome to take the MCO; while those who believe in the long-term prospects of this combined business and are able to hold the U.S. paper, which is important to say because not all of our institutional U.K. public shareholders are able to do so, but those who are, are welcome to take the majority stock option. That will, of course, allow them to participate on the value creation through the synergies as we have outlined them. So we think that the proposed conditions of the deal are fair and really provide a good opportunity for value creation for both types of investors.

Operator

[Operator Instructions] At this time, there are no more questions. I will turn the call back to Ondřej and Vincent for closing remarks.

Ondřej Vlček
CEO & Director, Avast Software sro

Thank you, Alex. Thank you. We are really excited about this combination and the opportunity to capture from the large and growing TAM and being able to do this with NortonLifeLock, a company that has an aligned commitment to corporate responsibility, is even more impressive. Both companies are committed to social, environmental and governance responsibilities. And our combined talent pool also shares common values and culture of excellence and innovation.

Vincent Pilette
CEO & Director, NortonLifeLock, Inc.

Thanks, Ondřej. The combined company will be well positioned to capitalize on the continued growth and to lead digital disruption in cyber safety, combining two businesses with complementary technology-oriented cultures and a shared customer-centric long-term vision. We are fortunate to be able to work alongside Ondřej and his entire global team, and we have the opportunity to draw on the best of both companies to serve over 500 million users.

Thank you for joining the call. Thanks for your support, and we look forward to connecting with you very soon.

Operator

This concludes today’s conference call. Thank you for participating.

Forward-Looking Statements

This communication (including information incorporated herein by reference) contains certain forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “aim”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects, (ii) business and management strategies and the expansion and growth of the operations of the Company or Avast, and (iii) the effects of government regulation on the business of the Company or Avast. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such factors include the possibility that the Merger will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Merger (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the enlarged group to realize successfully any anticipated synergy benefits when (and if) the Merger is implemented, the inability of the enlarged group to integrate successfully the Company’s and Avast’s operations when (and if) the Merger is implemented and the enlarged group incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Merger when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of the Company’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this communication.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Schedule 14A. All subsequent oral or written forward-looking statements attributable to the Company, Avast or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. The Company does not assume any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

No Offer or Solicitation

The information contained in this communication is for information purposes only and not intended to and does not constitute, or form any part of, an offer to sell or the solicitation of an offer to subscribe for an invitation to subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance, subscription or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this Schedule 14A is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the Merger are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The Merger will be made solely by means of the scheme document to be published by Avast in due course, or (if applicable) pursuant to an offer document to be published by the Company, which (as applicable) would contain the full terms and conditions of the Merger. Any decision in respect of, or other response to, the Merger, should be made only on the basis of the information contained in such document(s). As explained below, if the Company ultimately seeks to implement the Merger by way of a takeover offer, that offer will be made in compliance with applicable US laws and regulations.

Important additional information will be filed with the SEC

In connection with the Merger, the Company is expected to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”). BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT AND/OR OFFER DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Company’s shareholders and investors will be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document, and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. Company shareholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document, and other relevant documents (when available) by directing a written request to the Company, 60 E. Rio Salado Parkway Suite 1000, Tempe, AZ 85281 (Attention: Investor Relations), or from the Company’s website at https://investor.nortonlifelock.com.

Participants in the solicitation

The Company and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the shareholders of the Company in respect of the Merger contemplated by the scheme document and/or offer document (as referred to above). Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the proposed Merger, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the scheme document or offer document (as applicable) when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2021 filed with the SEC.

Quantified Financial Benefits Statement

This filing contains statements of estimated cost savings and synergies arising from the Merger (together, the “Quantified Financial Benefits Statement”), which require certain disclosures under the UK’s City Code on Takeovers and Mergers (the “Code”).

A copy of the Quantified Financial Benefits Statement is set out below:

“Given the complementary nature of both NortonLifeLock and Avast, the NortonLifeLock Directors believe that the Merger will generate synergies that could not be achieved independently of the Merger and will lead to significant long-term value creation for all shareholders.

Significant recurring cost synergies opportunity

NortonLifeLock anticipates that the Merger will result in recurring annual pre-tax gross cost synergies for the Combined Company to reach a run-rate of approximately USD 280 million, representing between approximately 15% and 20% of combined adjusted cost of sales and operating spend, based on the latest full year reported results for each of NortonLifeLock and Avast. The synergies are expected to be fully realised by the end of the second year following completion of the Merger.

NortonLifeLock intends to approach integration with the aim of retaining and motivating the best talent and structure across the Combined Company to create a best-in-class organisation. The expected sources of the identified cost synergies are as follows:

•	Organisation: approximately 50% of the total annual run-rate pre-tax gross cost synergies are expected to be generated through the adoption of shared best practice across existing functions and the reduction of duplicate roles across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions;

•	Systems & Infrastructure operating costs: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be realised through migration onto a common data and security platform, integration of systems, and shared technology and analytics infrastructure; and

•	Contracts & Shared Services: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be generated primarily from site rationalisation, procurement and vendor consolidation, and spend de-duplication.

NortonLifeLock expects to realise approximately 60% of the run-rate cost savings by the end of the first full year following completion of the Merger and 100% by the end of the second full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits. On a reported basis, the synergies assume the Combined Company expects to benefit from approximately USD 75 million of cost savings in the first full year following completion of the Merger, approximately USD 245 million of cost savings in the second full year following completion of the Merger, and the full USD 280 million of the cost savings in the third full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits.

One-off costs

In order to realise these synergies, NortonLifeLock is expected to incur one-off restructuring and integration costs of approximately one year’s run-rate pre-tax cost savings, or USD 280 million, with approximately USD 180 million estimated to be incurred in the first full year following completion of the Merger and approximately USD 100 million estimated to be incurred in the second full year following completion of the Merger. Aside from integration costs, no material dis-benefits are expected to arise in connection with the Merger. The expected synergies will accrue as a direct result of the Merger and would not be achieved on a standalone basis.

The paragraphs above relating to expected cost synergies constitute a “Quantified Financial Benefits Statement” for the purposes of Rule 28 of the Code.

Given the strong strategic, cultural and operational fit of the two companies, NortonLifeLock believes that the quantified cost synergies are readily achievable.

NortonLifeLock expects to achieve the quantified cost synergies while maintaining appropriate investment levels in sales and technology to meet the Combined Company’s growth targets and other objectives.

The estimated cost synergies referred to above reflect both the beneficial elements and the relevant costs.”

Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below.

Bases of belief and principal assumptions

In preparing the Quantified Financial Benefits Statement, a synergy working group comprising senior strategy, operations, technical, sales and financial personnel from NortonLifeLock (the “Working Group”) was established to identify, challenge and quantify the potential synergies available from the integration of the NortonLifeLock and Avast businesses, and to undertake an initial planning exercise.

In preparing the detailed synergy plan, both NortonLifeLock and Avast have shared certain operating and financial information to support the evaluation of the potential synergies available from the Merger and have conducted a series of virtual meetings with the key management personnel of both NortonLifeLock and Avast. This has included input from both the NortonLifeLock and Avast executive leadership teams.

Based on the information shared and interactions with Avast, the Working Group has performed a bottom-up analysis of costs included in the NortonLifeLock and Avast financial information and has sought to include in the synergy analysis those costs which the Working Group believe will be either optimized or reduced as a result of the Merger. In circumstances where the information provided by Avast has been limited for commercial or other reasons, the Working Group has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have in turn been informed by NortonLifeLock management’s industry experience as well as their experience of executing and integrating acquisitions in the past.

The baseline used as the basis for the Quantified Financial Benefits Statement is NortonLifeLock’s adjusted cost base for the financial year ended 2 April 2021, supported where relevant by certain information from NortonLifeLock’s budgeted cost base for the financial year ending 1 April 2022, and Avast’s adjusted cost base for the financial year ended 31 December 2020, supported where relevant by certain information from Avast’s budgeted cost base for the financial year ending 31 December 2021.

The quantified synergies are incremental to NortonLifeLock’s and, to the best of NortonLifeLock’s knowledge, Avast’s existing plans.

In general, the synergy assumptions have in turn been risk adjusted, exercising a degree of prudence in the calculation of the estimated synergy benefit set out above.

In arriving at the estimate of synergies set out in the Quantified Financial Benefits Statement, the NortonLifeLock management has made the following assumptions:

•	regarding organisational savings:

•	savings will be possible by removing duplicate resource through the roll-out of the revised operating model;

•	the Combined Company will be able to standardise and roll-out best practice systems and procedures, to generate efficiency and enable headcount reductions; and

•	no restrictions or delays will arise as a result of industrial relations or employment agreements that significantly affect the realisation of savings by removing duplicate resource;

•	there will be no material impact on the underlying operations of either company or their ability to continue to conduct their businesses, including as a result of, or in connection with, the integration of the Avast Group and the NortonLifeLock Group;

•	the Combined Company’s product offering generates at least the same level of total revenues as the Avast Group’s and NortonLifeLock Group’s offerings currently generate;

•	procurement savings can be realised through rationalising suppliers and renegotiating supplier terms;

•	there will be no material change to macroeconomic, political, regulatory, legal or tax conditions in the markets or regions in which NortonLifeLock and Avast operate that will materially impact the implementation of, or costs to achieve, the expected cost savings;

•	there will be no material divestments from the existing businesses of either NortonLifeLock or Avast;

•	there will be no material change in current foreign exchange rates; and

•	there will be no business disruptions that materially affect either company, including natural disasters, acts of terrorism, cyber-attacks and/or technological issues or supply chain disruptions.

Reports

As required by Rule 28.1(a) of the Code, Deloitte, as reporting accountants to NortonLifeLock, and Evercore, as financial adviser to NortonLifeLock, have provided the reports required under that Rule.

Copies of those reports are included in Part B and Part C of Appendix 4 to the announcement released by NortonLifeLock and Avast pursuant to Rule 2.7 of the Code on 10 August 2021. Each of Deloitte and Evercore has given and not withdrawn its consent to the publication of its report in that announcement in the form and context in which it is included.

Notes

1.	The Quantified Financial Benefits Statement relates to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. In addition, due to the scale of the Combined Company, there may be additional changes to the Combined Company’s operations. As a result, the estimated synergies referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated.

2.	The Quantified Financial Benefits Statement should not be construed as a profit forecast or interpreted to mean that NortonLifeLock’s earnings in the first full year following the Effective Date, or in any subsequent period, will necessarily match or be greater than or be less than those of NortonLifeLock or Avast for the relevant preceding financial period or any other period.

3.	For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement is the responsibility of NortonLifeLock and the NortonLifeLock Directors.

CEO Email to Avast Employees

Dear Avastians,

I am sure you are all aware of the confidential discussions with NortonLifeLock over recent weeks. I am honored to be able to share an important update with you this evening.

About an hour ago, we signed a definitive agreement to merge Avast with NortonLifeLock, creating a new joint entity that will be uniquely positioned for success. The deal marks a significant milestone on our journey and presents an enormous opportunity for us to redefine the whole industry and together create a sustainable leader in this incredibly dynamic space. I look forward to sharing more context and opening an ongoing dialog about our future over the coming days. Nothing is more important or valuable than each of you, Avastians, and the incredible team we’ve built together. That’s why I want to ensure that we stay connected and communicate as transparently as we can.

All of us on the deal team - Avast’s founders Eda Kučera and Pavel Baudiš, our board members, and my executive colleagues - fundamentally believe that this deal is the right next move for us. Let me explain to you why. Our industry is changing and evolving at a rapid pace. Many of the world’s largest technology providers have increasingly advanced into security and privacy, and are now flocking into identity. We see increased competition from major technology players and other incumbents who are scaling up and evolving their offerings into integrated solutions. The traditional “antivirus” industry is very mature and ripe for consolidation and the organic demand for antivirus solutions is diminishing. At the same time, the security, privacy, and identity problem is larger than ever, and solving it effectively requires, first and foremost, scale. Scale really matters and given the complementarity of our business models, geographic presence, innovation focus areas, and the sheer size of our reach, the Avast + NortonLifeLock combination makes perfect sense. And the time is now.

Together, we’ll accelerate the transformation of the space into people-centric security, reaching over 500 million customers worldwide and leveraging each other’s established brands, technical expertise, and innovation capabilities. As a combined business, we want to be the first choice for customers, meeting more of their needs, better than any other competitor by providing them with complete end-to-end solutions that will empower them in the increasingly digitized world.

We believe that the merger will offer many compelling strategic and operational benefits to all involved parties, namely:

●	Bring together leading trusted brands in consumer cyber safety and security, and create a broad product portfolio with geographic and product complementarity, with a focus on privacy, security and identity protection;

●	Combine two world-class research and development teams will further strengthen our technological differentiation and provide better service to our joint customers;

●	Accelerate investment in R&D and innovation initiatives to drive new product development while capturing cost efficiencies;

●	Create an opportunity to cross-sell existing and new products and promote the value proposition to the combined 500m+ customer base;

●	Enhance our joint ability to respond to an increasingly competitive backdrop, in particular from the large technology companies, by building a strong, digital trust platform for consumers that protects their digital lives

●	Bring together two respected and highly experienced consumer-focused management teams with a common culture of excellence and innovation.

On top of that, the deal also means a significant financial value creation for Avast’s shareholders -- which now includes all of you! This is a very important point: since we made sure that all Avastians have RSUs, everyone is going to benefit from this deal financially as well.

The deal is structured so that Avast shareholders get to choose between two options:

1)	Majority Cash Option (MCO), in which ca. 90% of the value of the stock is paid in cash, and ca. 10% of the value remains in stock of the combined company. Specifically, this is USD$7.61/548 pence in cash and 0.0302 of a new NortonLifeLock share for each Avast share

2)	Majority Stock Option (MSO), in which ca. 30% is paid in cash and ca. 70% remains in stock of the combined company. Specifically, for each Avast share, shareholders receive 0.1937 of a new NortonLifeLock share and USD$2.37/171 pence in cash. This option represents a lower immediate premium but allows Avast shareholders to participate more fully in the substantial upside and long-term value creation opportunity resulting from the combination. This is the option that Eda, Pavel and myself are going with.

In terms of RSU holders (i.e. all of you), all vested RSUs can be converted to shares and the choice of MSO/MCO is available to you.

I want to emphasize that this should be really viewed as a merger deal, not a takeover. It is a marriage of two companies with a common vision to create something that transcends both of them and to do that together in an accelerated manner. The fact that this is a merger deal is best evidenced by the way the resulting company will look operationally:

●	The company will be dual-headquartered in Prague, Czech Republic and Tempe, Arizona, USA (the current NortonLifeLock HQ), and is committing to maintaining a significant presence in the Czech Republic

●	Avast’s co-founder Pavel Baudiš and myself will join the combined company’s board of directors

●	NortonLifeLock’s CEO, Vincent Pilette will remain CEO and a member of the NortonLifeLock Board of Directors, NortonLifeLock’s CFO, Natalie Derse, will remain CFO; I am becoming the President of the company

●	Both Avast and NortonLifeLock brands will continue as product brands, but the combined company itself will choose a new name under which it will do business.

Even though on completion of the deal, the combined company will be listed on NASDAQ and we will no longer be part of the London Stock Exchange, a strong European presence is one of the key strategic pillars for this deal. Our combined view is that for a modern security and identity business, a two-pronged approach with a strong presence on both sides of the Atlantic is going to be absolutely essential. Simply said, given the ever-changing security landscape and the global political climate, being close to both Brussels and DC is going to maximize our future chances of success.

Another area I want to talk about is what all of this means to our people. Besides the financial benefits I spoke about before, it was very important to us to make sure that our combined company continues to be a rewarding place to work. And I am confident it will. For all colleagues, being part of a bigger, more diverse organization will present exciting opportunities for personal and professional growth, from learning and development to global mobility to working on new exciting projects with truly global impact.

Besides all of the positives this deal brings, as always, there are also some challenges associated with it. The two main challenges I would like to mention right away are the realization of cost synergies and the integration work that is going to be ahead of us. Given significant overlaps, about 25% of the people in the combined organization will be leaving as part of this transaction. It is a painful process but one that is going to be necessary to make the deal commercially viable. While no details are available at this time, I can promise that all leavers will be treated fairly and all communication will be as timely and open as possible.

One thing to realize is that today’s announcement is only a first step on a long journey. Until the deal closes (which will take a long time; we expect closing in Q2 2022) our companies will operate independently as separate businesses. To that end, it is absolutely critical that in the meantime we stay focused on our customers and on delivering our commitments and regular initiatives.

There will be many other decisions to be made, and these will come in time through a well-planned process. From the name of the combined company to the actual strategy and product integration plans, we will keep you updated. In the upcoming period, a dedicated team will be working on all these things so that the vast majority of Avastians can focus on their day-to-day work.

I’ll be hosting an All-Hands to talk more about the deal and what it means for us. You will receive an invitation shortly and I’m looking forward to seeing you all there. If you have questions in the meanwhile, please reach out to your line manager or HR business partner or check the FAQ’s on our dedicated CML page.

If anyone approaches you -- whether a journalist, a friend or a connection on LinkedIn -- to ask you about the merger, please do not answer any questions but if appropriate, you can pass them to the PR team at pr@avast.com.

I am also attaching to this email an official letter that we’re required to send you in order to comply with the market regulations and which you should all read.

This is an exciting day for Avast and NortonLifeLock. The message I would like to leave you with today is that even though this is a massive deal that will mean a lot of change for all of us, our vision, our North Star, will continue. We are absolutely continuing to push to create the best online security company in the world, a leader in protecting digital freedom, and a company widely recognized as a great place to work. A truly global business, dedicated to excellence through quality and outstanding customer experience, with a diversified product portfolio and a brand that people love.

Thank you for your continued support and dedication, and welcome to the next stage of our journey.

See you at the All-Hands,

-Ondrej

2.11 Letter to Avast Employees (Attached to CEO Email to Avast Employees)

Dear Avastians,

We are writing to you to inform you of recent developments relating to Avast plc (“Avast” or the “Company”) as required under Rule 2.11 of the City Code on Takeovers and Mergers (the "Code").

Further to the announcements made by Avast and NortonLifeLock Inc. (“Norton”) on 14 July 2021 of a possible merger of Avast with Norton, on 10 August 2021, Avast and Norton announced that they had reached agreement on the terms of a recommended merger of the Company with Norton (the “Announcement”), in the form of a recommended offer by NortonLifeLock Bidco Limited, a wholly-owned subsidiary of Norton, for the entire issued and to be issued ordinary share capital of the Company (the “Merger”).

A copy of the Announcement is attached to this email and will be on our intranet. This email (and a copy of the Announcement) will also be available on the Company's website at https://investors.avast.com/ by no later than 12 noon on the business day following the date of this email. This has been sent to you for your information. For the avoidance of doubt, the content of the Company’s website is not incorporated into, and does not form part of, this email. This email is not to be taken as a summary of the information in the Announcement and should not be regarded as a substitute for reading the Announcement in full.

The formal scheme document providing further information about the Merger will be sent to you and made available on the Company's website as soon as practicable following the date of the Announcement.

Employees of the Company will have a right under Rule 25.9 of the Code to have published, at the Company’s cost, a separate opinion on the effects of the Merger on employment. Any such opinion will be appended to any circular on the Merger that may be published by the Company in accordance with the requirements of Rule 25.9 of the Code, so long as such opinion is provided to and received by the Board of the Company in good time before publication of that circular. The Company will be responsible for the costs reasonably incurred by employees in obtaining advice required for the verification of the information contained in that opinion in order to comply with the highest standards of care and accuracy that are required by Rule 19.1 of the Code.

If you have any administrative questions, please contact Avast’s registrars, Equiniti, between 8.30 a.m. and 5.30 p.m. (London time) Monday to Friday (except UK public holidays), on 0371 384 2030 from within the UK or +44 121 415 7047 if calling from outside the UK. Calls are charged at the standard geographic rate and will vary by provider. Calls from outside the UK will be charged at the applicable international rate.

Please note that, under the Code, addresses, electronic addresses and certain other information provided by shareholders and persons with information rights to the Company for the receipt of communication from the Company may be provided to Norton during the offer period as required under Section 4 of Appendix 4 of the Code.

Best wishes

Ondřej
CEO

Important information

The directors of the Company accept responsibility for the information contained in this letter. To the best of the knowledge and belief of the directors of the Company (who have taken all reasonable care to ensure that such is the case) the information contained in this letter is in accordance with the facts and does not omit anything likely to affect the import of such information.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Forward-Looking Statements

This communication (including information incorporated herein by reference) contains certain forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “aim”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects, (ii) business and management strategies and the expansion and growth of the operations of the Company or NortonLifeLock, and (iii) the effects of government regulation on the business of the Company or NortonLifeLock. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such factors include the possibility that the Merger will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the Merger (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the enlarged group to realize successfully any anticipated synergy benefits when (and if) the Merger is implemented, the inability of the enlarged group to integrate successfully the Company’s and NortonLifeLock's operations when (and if) the Merger is implemented and the enlarged group incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Merger when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock's most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this communication.

These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Schedule 14A. All subsequent oral or written forward-looking statements attributable to the Company, NortonLifeLock or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. NortonLifeLock does not assume any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules.

No Offer or Solicitation

The information contained in this communication is for information purposes only and not intended to and does not constitute, or form any part of, an offer to sell or the solicitation of an offer to subscribe for an invitation to subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance, subscription or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this Schedule 14A is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the Merger are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The Merger will be made solely by means of the scheme document to be published by Avast in due course, or (if applicable) pursuant to an offer document to be published by NortonLifeLock, which (as applicable) would contain the full terms and conditions of the Merger. Any decision in respect of, or other response to, the Merger, should be made only on the basis of the information contained in such document(s). As explained below, if NortonLifeLock ultimately seeks to implement the Merger by way of a takeover offer, that offer will be made in compliance with applicable US laws and regulations.

Important additional information will be filed with the SEC

In connection with the Merger, NortonLifeLock is expected to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”). BEFORE MAKING ANY VOTING DECISION, NORTONLIFELOCK'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT AND/OR OFFER DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. NortonLifeLock's shareholders and investors will be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document, and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov. NortonLifeLock shareholders and investors will also be able to obtain, without charge, a copy of the Proxy Statement, including the scheme document and/or offer document, and other relevant documents (when available) by directing a written request to NortonLifeLock, 60 E. Rio Salado Parkway Suite 1000, Tempe, AZ 85281 (Attention: Investor Relations), or from NortonLifeLock's website at https://investor.nortonlifelock.com.

Participants in the solicitation

NortonLifeLock and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the shareholders of NortonLifeLock in respect of the Merger contemplated by the scheme document and/or offer document (as referred to above). Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of NortonLifeLock in connection with the proposed Merger, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the scheme document or offer document (as applicable) when it is filed with the SEC. Information regarding NortonLifeLock's directors and executive officers is contained in NortonLifeLock's Annual Report on Form 10-K for the fiscal year ended April 2, 2021 filed with the SEC.